UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 8, 2009

AltiGen Communications, Inc.
(Exact name of Registrant as specified in charter)

Delaware	000-27427	94-3204299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Cushing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(510) 252-9712

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 8, 2009, the Board of Directors of AltiGen Communications, Inc. approved an amendment to its Bylaws to reduce the number of authorized directors to four effective as of the Annual Meeting of Stockholders on February 9, 2009.  This decision was made in connection with the Board’s decision to not nominate Eric Wanger for re-election to the Board as described below.

Item 8.01                      Other Events

In late 2008, we were informed by Eric Wanger, a Board member, that he had failed to timely file his Forms 3, 4 and/or 5, in connection with a significant number of purchases of AltiGen common stock during the period beginning on January 23, 2007 and ending on September 30, 2008.  In response, the company, with the assistance of outside counsel, reviewed Mr. Wanger’s trading activities and discovered that certain of the purchases of AltiGen’s common stock by Mr. Wanger, or entities affiliated with Mr. Wanger, in April of 2007, March of 2008, June of 2008 and September through November of 2008, constituting approximately 25 separate trades in the aggregate amount of approximately $100,000, violated AltiGen’s blackout period set forth in our insider trading policy.  The Board was informed of these matters and has carefully reviewed them.

On January 8, 2009, our Board decided to not nominate Mr. Wanger for re-election to the Board.

AltiGen acknowledges the filing by Mr. Wanger and entities affiliated with Mr. Wanger (collectively, the “Reporting Persons”) of an amendment to their Form 13D filed with the Securities and Exchange Commission on January 8, 2009, regarding (i) the Reporting Persons’ intentions to engage in discussions with our Board of Directors and management concerning the business and strategic direction of AltiGen and (ii) the possibility of discussions with other stockholders of AltiGen regarding our strategic direction and opportunities to enhance stockholder value, including, without limitation, a possible “going private” transaction or possible merger with and into a Reporting Person.  To date, we have not received any proposals from the Reporting Persons regarding a possible strategic transaction and do not know whether we will ever receive such a proposal.  If, in the future, the Reporting Persons make any proposal regarding a strategic transaction to us, our Board will carefully consider and review, in consultation with our legal and other advisors, any such proposal.  The Board remains committed to considering and, as appropriate, exploring, all reasonable avenues to create value for AltiGen’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AltiGen Communications, Inc.

Date: January 12, 2009	By:	/s/ Philip M. McDermott
Philip M. McDermott
Chief Financial Officer